FORM OF GUARANTY

GUARANTY, dated as of November 30, 2009 (this “Guaranty”), made by the signatory hereto (together with any other entity that may become a party hereto as provided herein, (each, a “Guarantor”), in favor of the purchasers signatory (the “Purchasers”) to certain Securities Purchase Agreements, dated on or after the date hereof, by and among, inter alia, Sino Gas  International Holdings, Inc., a Utah corporation (the “Company”) and the Purchasers party thereto (the “Purchase Agreements”). Capitalized terms not otherwise defined shall have the meaning set forth in the Purchase Agreements.

WITNESSETH:

WHEREAS,   the Company shall issue and sell to the Purchasers, as provided in the Purchase Agreements, and the Purchasers shall purchase up to Ten Million Dollars ($10,000,000) of the Notes and Warrants (subject to a 20% over-allotment provision);

WHEREAS, the Guarantor is the Chairman, Chief Executive Officer and largest shareholder of the Company and will therefore derive substantial benefits from the issuance and sale of the Notes and the Warrants; and

WHEREAS, the Company has agreed to pledge 10,000,000 common shares of GAS Investment China co., Ltd, a corporation organized under the laws of the British Virgin Islands (the “BVI Company”), representing all of the outstanding shares of the BVI Company owned by the Company pursuant to a Pledge Agreement dated as of the date hereof upon the expiration of the lock-up agreement pursuant to which such shares are currently encumbered (the “Pledge Agreement”).

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreements and to carry out the transactions contemplated thereby, each Guarantor hereby guarantees as follows:

1.           Guaranty.

1.1                      Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other Guarantor, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the obligations of the Company under the Purchase Agreements, the Pledge Agreement and the Notes (collectively, the “Obligations”) now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of the Company, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by the Company being the “Guaranteed Obligations”), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent (as defined in the Pledge Agreement) and the Purchasers in enforcing any rights under the guaranty set forth herein.  Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to Collateral Agent and the Purchasers, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving the Company.

1.2                      Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Purchasers with respect thereto.  The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against the Company or any other Guarantor or whether Company or any other Guarantor is joined in any such action or actions.  The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)         any lack of validity or enforceability of the Notes or any agreement or instrument relating to any Guaranteed Obligation;

(b)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

(c)         any taking, exchange, release, subordination or non-perfection of any Collateral (as defined in the Pledge Agreement), or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)         any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Company; or

(e)         any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Company that might otherwise constitute a defense available to, or a discharge of, the Company or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, any Purchaser or any other entity upon the insolvency, bankruptcy or reorganization of the Company or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

1.3       Waiver.  Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Purchasers exhaust any right or take any action against the Company or any other person or entity or any Collateral.  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 1.3 is knowingly made in contemplation of such benefits.  Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

1.4       Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, the Purchase Agreements and Notes, (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Purchasers and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Purchaser may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Purchaser herein or otherwise.

1.5        Subrogation.  No Guarantor will exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Purchaser or other Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Purchaser or other Guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash.

1.6       Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by the Purchasers from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

2.           Miscellaneous.

2.1           Expenses.  Guarantor shall pay to the Collateral Agent and the Purchasers, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which they may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Collateral Agent or the Purchasers hereunder or with respect to any or all of the Obligations.

2.2           Waivers, Amendment and Remedies.  No course of dealing by the Purchasers and no failure by the Collateral Agent or the Purchasers to exercise, or delay by the Collateral Agent or any Purchaser in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent or any Purchaser.  No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the holders of a majority of the outstanding Notes or the Holder or Holders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Collateral Agent and the Purchasers, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent and the Purchasers from time to time in such order as they may elect.

2.3           Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Guarantor, to:

Sino Gas International Holdings, Inc.
No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China
Attention: Yuchuan Liu, Chairman and CEO

With a copy to:

Jiannan Zhang
Cadwalader, Wickersham & Taft LLP
2301 China Central Place Tower 2
No. 79 Jianguo Road, Beijing 100025, China
Fax: (86-10) 6599-7300

To Purchasers:                   To the addresses and telecopier numbers set
forth in the Purchase Agreements

With a copy by telecopier only to:

To the Collateral Agent:

Salvatore M. Di Costanzo, Esq.
McMillan, Constabile, Maker & Perone, LLP
2180 Boston Post Road
Larchmont, New York 10538
Telephone: (914) 834-3500
Facsimile: (914) 834-0620

Any party may change its address by written notice in accordance with this paragraph.

2.4           Term; Binding Effect.  This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Purchasers and their respective successors and assigns.  All the rights and benefits granted by Guarantor to the Collateral Agent and Purchasers hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and the Purchasers.  Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Purchasers will, upon Guarantor's request and at Guarantor's expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

2.5           Captions.  The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

2.6           Governing Law; Venue; Severability.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law.  Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Guarantor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.  This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of the Collateral Agent or the Purchasers, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which the Collateral Agent or the Purchasers and Guarantor are parties or which Guarantor delivered to the Purchasers or the Collateral Agent, which may be convenient or necessary to determine Collateral Agent’s and Purchasers’ rights hereunder or Guarantor’s obligations are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty.

2.7           Satisfaction of Obligations.  For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when either the Obligations have been indefeasibly paid in cash or all outstanding Notes have been converted to common stock pursuant to the terms of the Notes and the Purchase Agreements.

2.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”

By: _____________________________________
Yuchuan Liu

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.